Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hourly 401(k) Plan for Represented Employees at Midland and Louisville of our report dated June 27, 2013, with respect to the financial statements of the Hourly 401(k) Plan for Represented Employees at Midland and Louisville included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

June 27, 2013